UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.    )
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☐	Definitive Proxy Statement
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FIRST NORTHWEST BANCORP
(Name of Registrant as Specified in Its Charter)
_______________________________________________________________________________________________________
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FIRST NORTHWEST BANCORP
SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2020

The following information relates to the definitive proxy statement of First Northwest Bancorp (“First Northwest”) filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2020 (the “Proxy Statement”), in connection with First Northwest’s 2020 Annual Meeting of Shareholders to be held on May 5, 2020 at 4:00 p.m. Pacific Time (the “Annual Meeting”). The purpose of this Supplement is to provide a table under the heading “Short-Term Incentive Compensation” that was inadvertently omitted from the Proxy Statement.  The missing table has been inserted in the replacement page appearing on the following page of this Supplement in place of the incorrect table, which appeared on page 28 of the Proxy Statement as posted (page 29 in the Proxy Statement as filed with the SEC).
This Supplement has been posted with our other proxy materials at https://www.snl.com/IRW/corporateprofile/4343673.
THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
Except as specifically set forth below, this Supplement does not modify or update any other disclosures presented in the Proxy Statement. In addition, this Supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.
Any vote previously entered, whether by mailing a proxy card or voting over the Internet or by telephone, “FOR,” “AGAINST” or “ABSTAIN” on any proposal to be voted on at the Annual Meeting, will be counted as a “FOR,” “AGAINST” or “ABSTAIN” vote on such proposal at the Annual Meeting. If you have already returned your proxy card or voted your proxy over the Internet or by telephone, and would like to change your vote on any matter, you may revoke your proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by Internet, telephone or mail, or at the Annual Meeting, another proxy dated as of a later date. As a reminder, if you are a holder of record or hold a valid proxy for the Annual Meeting, you will be able to vote your shares online by attending the Annual Meeting by webcast by visiting www.meetingcenter.io/290198981.  If you hold your shares through a broker or bank, you must contact them to find out how to change your vote.

Replacement Page:

These corporate performance measures are based on the consolidated performance of First Northwest. For the year ended December 31, 2019, the corporate performance weightings applicable to the named executive officers were as follows:

The following table summarizes First Northwest’s performance and resulting payouts associated with the corporate goals for the year ended December 31, 2019:

Outstanding Equity Awards. The purpose of the First Northwest Bancorp 2015 Equity Incentive Plan (the "2015 Plan") is to promote the long-term growth and profitability of First Northwest, to provide plan participants with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide plan participants with incentives that are closely linked to the interests of all shareholders of First Northwest. The Plan was approved by shareholders in 2015 and allows for the grant of stock options and restricted stock awards to eligible participants. As described under "Proposal 2 – Approval of First Northwest Bancorp 2020 Equity Incentive Plan," the Board has adopted a new equity compensation plan subject to approval by the shareholders at the 2020 annual meeting.
In July 2016, each of our then-current named executive officers received a restricted stock award with a five-year vesting schedule, with the first 20% vesting on the one-year anniversary of the grant date and an additional 20% vesting each year thereafter. Named executive officers hired since then received a restricted stock award with the same vesting schedule, and any unvested shares held by departing named executive officers prior to the completion of the vesting schedule were returned to the 2015 Plan pool, all as provided by the 2015 Plan. The following information with respect to outstanding stock awards as of December 31, 2019, is presented for the named executive officers.

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